UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2006

MILLENNIUM CHEMICALS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-12091	22-3436215
(Commission File Number)	(I.R.S. Employer Identification No.)

Two Greenville Crossing, 4001 Kennett Pike, Suite 238 Greenville, Delaware	19807
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the respective document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

Equistar Chemicals, LP (“Equistar”) is a joint venture between subsidiaries of Lyondell Chemical Company (“Lyondell”) and Millennium Chemicals Inc. Effective June 30, 2006, in connection with an amendment to Lyondell’s Amended and Restated Credit Agreement, Equistar’s Limited Partnership Agreement was amended (the “Partnership Agreement Amendment”) to allow partners of Equistar to provide guarantees, to pledge all their interests in Equistar, and to provide credit and other financial support for any indebtedness, including Lyondell’s debt.

The Partnership Agreement Amendment is incorporated by reference into this Current Report on Form 8-K as Exhibit 10.4(a).

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.4(a)	Amendment to Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP effective as of June 30, 2006 (filed as Exhibit 3.2(a) to Equistar’s Current Report on Form 8-K dated as of June 30, 2006 and incorporated herein by reference)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM CHEMICALS INC.

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General
Counsel

Date: July 6, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
10.4(a)	Amendment to Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP effective as of June 30, 2006 (filed as Exhibit 3.2(a) to Equistar’s Current Report on Form 8-K dated as of June 30, 2006 and incorporated herein by reference)